Exhibit 99.1

FIRST KEYSTONE CORPORATION ANNOUNCES CHANGE OF LOCATION

OF 2020 ANNUAL MEETING OF SHAREHOLDERS

Berwick, Pennsylvania – April 8, 2020 - First Keystone Corporation (OTC PINK: FKYS), parent company of First Keystone Community Bank, announced today that due to the emerging public health impact of the coronavirus pandemic, the location of First Keystone Corporation’s 2020 Annual Meeting of Shareholders has been changed and will be held in a virtual meeting format only. There will be no physical location for the meeting.

The 2020 Annual Meeting of Shareholders will be held on Thursday, May 7, 2020 at 10:00 a.m., Eastern Daylight Time. Further information regarding the change of location of the Annual Meeting can be found in the Notice of Change of Location of Annual Meeting filed with the Securities and Exchange Commission on April 8, 2020.

About First Keystone Corporation

First Keystone Community Bank provides innovative business and personal banking products that focus on “Yesterday’s Traditions. Tomorrow’s Vision.” The Bank currently operates offices in Columbia (5), Luzerne (8), Montour (1), Monroe (4), and Northampton (1) counties.

Inquiries regarding the purchase of the Corporation’s stock may be made through the following brokers: RBC Dain Rauscher, 800-223-4207; Janney Montgomery Scott, Inc., 800-526-6397; Boenning & Scattergood, Inc., 800-883-1212; and Stifel Nicolaus & Co. Inc., 800-679-5446.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks, changing economic and competitive conditions and other risks and uncertainties.

For more information on First Keystone Community Bank or its parent company, First Keystone Corporation, please contact Elaine A. Woodland at 570-752-3671.

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